Exhibit 99.1

SIGA Reports Financial Results for Three Months Ended March 31, 2025

•	Received $26 Million IV TPOXX Procurement Order from the U.S. Government in March

•	$94 million in TPOXX Orders (to be Delivered to U.S. Strategic National Stockpile) outstanding as of March 31, 2025

•	Corporate Update Conference Call Today at 4:30 PM ET

NEW YORK, May 8, 2025 (GLOBENEWSWIRE) -- SIGA Technologies, Inc. (SIGA) (Nasdaq: SIGA), a commercial-stage pharmaceutical company, today reported financial results for the three months ended March 31, 2025.

“SIGA has carried its momentum from 2024 into 2025, achieving steady progress on its key initiatives,” stated Diem Nguyen, Chief Executive Officer.  “In the first quarter, an international sale of approximately $6 million marks what we expect to be the beginning of substantial sales over the next series of months. With outstanding Strategic National Stockpile orders of $94 million as of March 31, 2025, we expect to deliver the $70 million of orders outstanding as of December 31, 2024 by the end of the third quarter of 2025, with the remainder expected to be delivered in 2026.  We view these anticipated sales as a strong base upon which to build”.

Summary Financial Results
($ in millions, except per share amounts)	Three Months Ended March 31
	2025	2024
Product sales (1)	$5.8	$23.9
Total revenues (2)	$7.0	$25.4
Operating (loss) / income(3)	$(2.3)	$11.3
(Loss) / Income before income taxes	$(0.6)	$13.2
Net (loss) / income	$(0.4)	$10.3
Diluted (loss) / income per share	$(0.01)	$0.14
(1)	Includes supportive services related to product sales.

(2)	Includes research and development revenues.

(3)	Operating (loss)/income excludes, and (loss)/income before income taxes includes other income. Both line items exclude the impact of income taxes.

Key Business and Operational Activity:

•	In April 2025, the Company delivered approximately $53 million of oral TPOXX and approximately $9 million of IV TPOXX to the SNS.

•	In April 2025, the Company’s 19C contract with the U.S. Government was modified to add $14 million of funding for activities to support manufacturing.

•	In March 2025, the Company received a procurement order for $26 million of IV TPOXX from the U.S. Government under the 19C BARDA contract.

•	In March 2025, the Company delivered approximately $6 million to an international customer, representing a sale to this country in five out of the last six years.

•
In January 2025, the Company announced that TPOXX received regulatory approval in Japan (as TEPOXX) for the treatment of smallpox, mpox, cowpox, as well as complications following smallpox vaccination in adults and pediatric patients weighing at least 13 kg.  TEPOXX is the first antiviral therapy approved by the Pharmaceuticals and Medical Devices Agency (PDMA), in collaboration with the Japan Ministry of Health, Labour and Welfare, for the treatment of orthopoxviruses.

Capital Management Activity:

On April 8, 2025, a special cash dividend of $0.60 per share was declared, to be paid on May 15, 2025 to shareholders of record at the close of business on April 29, 2025.

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Thursday, May 8, 2025, at 4:30 P.M. ET.

Participants may access the call by dialing 1-800-717-1738 for domestic callers or 1-646-307-1865 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com in the Investor Relations section of the website, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers and using Conference ID: 1160299. The archived webcast will be available in the Investor Relations section of the Company's website.

ABOUT SIGA

SIGA is a commercial-stage pharmaceutical company and leader in global health focused on the development of innovative medicines to treat and prevent infectious diseases. With a primary focus on orthopoxviruses, we are dedicated to protecting humanity against the world’s most severe infectious diseases, including those that occur naturally, accidentally, or intentionally. Through partnerships with governments and public health agencies, we work to build a healthier and safer world by providing essential countermeasures against these global health threats. Our flagship product, TPOXX® (tecovirimat), is an antiviral medicine approved in the U.S. and Canada for the treatment of smallpox and authorized in Europe, the UK, and Japan for the treatment of smallpox, mpox (monkeypox), cowpox, and vaccinia complications. For more information about SIGA, visit www.siga.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to SIGA’s future business development and plans. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “seek,” “anticipate,” “could,” “should,” “target,” “goal,” “potential” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i) the risk that SIGA may not complete performance under the BARDA Contract on schedule or in accordance with contractual terms, (ii) the risk that the BARDA Contract or U.S. Department of Defense contracts are modified or canceled at the request or requirement of, or SIGA is not able to enter into new contracts to supply TPOXX® to, the U.S. Government, (iii) the risk that the nascent international biodefense market does not develop to a degree that allows SIGA to continue to successfully market TPOXX® internationally, (iv) the risk that potential products, including potential alternative uses or formulations of TPOXX® that appear promising to SIGA or its collaborators, cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (v) the risk that target timing for deliveries of product to customers, and the recognition of related revenues, are delayed or adversely impacted by the actions, or inaction, of contract manufacturing organizations, or other vendors, within the supply chain, or due to coordination activities between the customer and supply chain vendors, (vi) the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products or uses, (vii) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (viii) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (ix) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent SIGA from seeking or obtaining needed approvals to market these products, (x) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts to develop or market its products, (xi) the risk that changes in domestic or foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (xii) the effect of federal, state, and foreign regulation, including drug regulation, on SIGA’s businesses, (xiii) the impacts of significant recent shifts in trade policies, including the imposition of tariffs, retaliatory tariff measures, and subsequent modifications or suspensions thereof, and market reactions to such policies and resulting trade disputes, (xiv) the risk of disruptions to SIGA’s supply chain for the manufacture of TPOXX®, causing delays in SIGA’s research and development activities, causing delays or the re-allocation of funding in connection with SIGA’s government contracts, or diverting the attention of government staff overseeing SIGA’s government contracts, (xv) risks associated with actions or uncertainties surrounding the debt ceiling or the changes in the U.S. administration, and (xvi) the risk that the U.S. or foreign governments' responses (including inaction) to national or global economic conditions or infectious diseases, are ineffective and may adversely affect SIGA’s business, as well as the risks and uncertainties included in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024 and SIGA's subsequent filings with the Securities and Exchange Commission. SIGA urges investors and security holders to read those documents free of charge at the SEC's website at http://www.sec.gov. All such forward-looking statements are current only as of the date on which such statements were made. SIGA does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events. The information contained on any website referenced in this Form 10-Q is not incorporated by reference into this filing.

Contacts:
Suzanne Harnett
sharnett@siga.com

and

Investors	Media
Jennifer Drew-Bear, Edison Group Jdrew-bear@edisongroup.com	Holly Stevens, CG Life hstevens@cglife.com

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of

	March 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$162,271,052	$155,400,262
Accounts receivable	7,185,485	21,166,129
Inventory	59,060,679	49,563,880
Prepaid expenses and other current assets	5,104,614	4,914,613
Total current assets	233,621,830	231,044,884

Property, plant and equipment, net	1,188,008	1,298,423
Deferred tax asset, net	11,132,552	10,854,702
Goodwill	898,334	898,334
Other assets	226,485	240,683
Total assets	$247,067,209	$244,337,026
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,230,039	$1,340,337
Accrued expenses and other current liabilities	16,226,824	5,640,110
Deferred IV TPOXX® revenue	10,330,800	10,330,800
Income tax payable	12,687	8,020,366
Total current liabilities	27,800,350	25,331,613

Other liabilities	3,134,232	3,200,650
Total liabilities	30,934,582	28,532,263
Commitments and contingencies
Stockholders’ equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 71,441,083 and 71,404,669, issued and outstanding at March 31, 2025 and December 31, 2024, respectively)	7,144	7,140
Additional paid-in capital	239,371,718	238,635,635
Accumulated deficit	(23,246,235)	(22,838,012)
Total stockholders’ equity	216,132,627	215,804,763
Total liabilities and stockholders’ equity	$247,067,209	$244,337,026

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS) (UNAUDITED)

	Three Months Ended March 31,
	2025	2024
Revenues
Product sales and supportive services	$5,821,247	$23,878,677
Research and development	1,219,568	1,551,178
Total revenues	7,040,815	25,429,855

Operating expenses
Cost of sales and supportive services	157,738	3,225,314
Selling, general and administrative	5,675,662	7,875,773
Research and development	3,462,813	3,053,369
Total operating expenses	9,296,213	14,154,456
Operating (loss)/income	(2,255,398)	11,275,399
Other income, net	1,684,983	1,942,437
(Loss)/Income before income taxes	(570,415)	13,217,836
Benefit/(Provision) for income taxes	162,192	(2,940,496)
Net and comprehensive (loss)/income	$(408,223)	$10,277,340
Basic (loss)/income per share	$(0.01)	$0.14
Diluted (loss)/income per share	$(0.01)	$0.14
Weighted average shares outstanding: basic	71,427,527	71,093,653
Weighted average shares outstanding: diluted	71,427,527	71,562,996